                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                                 JUNE 30, 1997
                     --------------------------------------

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                          U.S. OFFICE PRODUCTS COMPANY
                     --------------------------------------

              (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                     --------------------------------------

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                    0-25372
                     --------------------------------------

                             (COMMISSION FILE NO.)

                                   52-1906050
                     --------------------------------------

                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

   1025 THOMAS JEFFERSON STREET, N.W., SUITE 600 EAST, WASHINGTON, D.C. 20007
                     --------------------------------------

              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (202) 339-6700

                     --------------------------------------

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5--OTHER EVENTS

    Set forth below are the financial statements of various individually insignificant companies recently acquired by the Company.

    (a) The financial statements of Sax Arts and Crafts, Inc. as of December 16, 1995, December 25, 1996 and June 29, 1997 (unaudited), for the years ended December 17, 1994, December 16, 1995 and December 25, 1996 and for the six months ended June 30, 1996 (unaudited) and June 29, 1997 (unaudited).

    (b) The financial statements of Evans Travel Group, Inc. and Evans Consulting Services, Inc. as of July 25, 1997 and for the year ended July 25, 1997.

    (c) The combined financial statements of Travel Consultants, Inc. and Envision Vacations, Inc. as of October 24, 1997 and for the year ended October 24, 1997.

    (d) The financial statements of Compel Corporation as of December 31, 1995 and 1996 and September 30, 1997 (unaudited), for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited).

    (e) The financial statements of Astrid Offset Corporation as of July 31, 1997 and October 31, 1997 (unaudited), for the year ended July 31, 1997 and for the three months ended October 31, 1996 (unaudited) and October 31, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

of Sax Arts and Crafts, Inc.

    In our opinion, the accompanying balance sheets and related statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Sax Arts and Crafts, Inc. at December 16, 1995 and December 25, 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 25, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota

February 3, 1998

                           SAX ARTS AND CRAFTS, INC.

                                 BALANCE SHEETS

                                                                      DECEMBER 16,   DECEMBER 25,     JUNE 29,
                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)

                                                     ASSETS
Current assets:
  Cash..............................................................  $     102,900  $     114,492  $     109,544
  Accounts receivable--trade, less allowance for doubtful accounts
    of $31,860, $49,860 and $37,448, respectively...................      4,656,651      4,383,464      4,114,798
  Inventories.......................................................      5,591,557      5,441,664      7,145,216
  Prepaid expenses and other current assets.........................        856,943        429,741        747,466
                                                                      -------------  -------------  -------------
    Total current assets............................................     11,208,051     10,369,361     12,117,024

Net property, plant and equipment...................................      1,034,648        820,827        658,356
Other assets........................................................         42,477         26,506         26,506
                                                                      -------------  -------------  -------------
    Total assets....................................................  $  12,285,176  $  11,216,694  $  12,801,886
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable--trade...........................................  $   4,210,593  $   1,947,833  $   3,403,006
  Affiliate payable, net............................................      3,212,473      1,806,645      3,130,496
  Accrued income taxes..............................................      1,802,399      1,814,139        401,063
  Other accrued expenses............................................        684,089        806,241        856,057
                                                                      -------------  -------------  -------------

    Total current liabilities.......................................      9,909,554      6,374,858      7,790,622
Deferred income taxes...............................................         42,256         16,202         16,202
Other liabilities...................................................         69,195         69,197         92,000
                                                                      -------------  -------------  -------------
    Total liabilities...............................................     10,021,005      6,460,257      7,898,824

Shareholder's equity:
Common stock, $1.00 par value, 1,000 shares authorized, issued and
  outstanding.......................................................          1,000          1,000          1,000
  Capital surplus--additional paid-in capital.......................      1,507,597      1,507,597      1,507,597
  Retained earnings.................................................        755,574      3,247,840      3,394,465
                                                                      -------------  -------------  -------------
    Total shareholder's equity......................................      2,264,171      4,756,437      4,903,062
                                                                      -------------  -------------  -------------
    Total liabilities and shareholder's equity......................  $  12,285,176  $  11,216,694  $  12,801,886
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                See accompanying notes to financial statements.

                           SAX ARTS AND CRAFTS, INC.

                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED                         SIX MONTHS ENDED
                                              -------------------------------------------  ----------------------------
                                              DECEMBER 17,   DECEMBER 16,   DECEMBER 25,     JUNE 30,       JUNE 29,
                                                  1994           1995           1996           1996           1997
                                              -------------  -------------  -------------  -------------  -------------

                                                                                                   (UNAUDITED)

Net sales...................................  $  29,169,879  $  33,239,883  $  34,350,947  $  11,125,967  $  13,009,456
Cost of sales...............................     16,369,453     19,029,918     20,078,806      6,562,838      8,286,522
                                              -------------  -------------  -------------  -------------  -------------
    Gross profit............................     12,800,426     14,209,965     14,272,141      4,563,129      4,722,934
Selling, administrative and other
  expenses..................................      8,401,463      9,169,667      9,734,256      4,379,178      4,427,608
                                              -------------  -------------  -------------  -------------  -------------
    Operating earnings......................      4,398,963      5,040,298      4,537,885        183,951        295,326
Other income (expense), net.................       (510,508)      (545,302)      (476,886)      (222,759)       (52,971)
                                              -------------  -------------  -------------  -------------  -------------
Earnings before income taxes................      3,888,455      4,494,996      4,060,999        (38,808)       242,355
Income taxes................................      1,502,315      1,738,191      1,568,733        (14,351)        95,730
                                              -------------  -------------  -------------  -------------  -------------
Net earnings (loss).........................  $   2,386,140  $   2,756,805  $   2,492,266  $     (24,457) $     146,625
                                              -------------  -------------  -------------  -------------  -------------
                                              -------------  -------------  -------------  -------------  -------------

                See accompanying notes to financial statements.

                           SAX ARTS AND CRAFTS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                     COMMON STOCK        ADDITIONAL                      TOTAL
                                                 ---------------------    PAID-IN       RETAINED     SHAREHOLDER'S
                                                   SHARES     AMOUNT      CAPITAL       EARNINGS         EQUITY
                                                 ----------  ---------  ------------  -------------  --------------
Balance, December 18, 1993.....................       1,000  $   1,000  $  1,507,597  $     512,629   $  2,021,226
  Dividends....................................                                          (2,400,000)    (2,400,000)
  Net income...................................                                           2,386,140      2,386,140
                                                 ----------  ---------  ------------  -------------  --------------
Balance, December 17, 1994.....................       1,000      1,000     1,507,597        498,769      2,007,366
  Dividends....................................                                          (2,500,000)    (2,500,000)
  Net income...................................                                           2,756,805      2,756,805
                                                 ----------  ---------  ------------  -------------  --------------
Balance, December 16, 1995.....................       1,000      1,000     1,507,597        755,574      2,264,171
  Net income...................................                                           2,492,266      2,492,266
                                                 ----------  ---------  ------------  -------------  --------------
Balance, December 25, 1996.....................       1,000      1,000     1,507,597      3,247,840      4,756,437
  Net income (unaudited).......................                                             146,625        146,625
                                                 ----------  ---------  ------------  -------------  --------------
Balance, June 29, 1997 (unaudited).............       1,000  $   1,000  $  1,507,597  $   3,394,465   $  4,903,062
                                                 ----------  ---------  ------------  -------------  --------------
                                                 ----------  ---------  ------------  -------------  --------------

                See accompanying notes to financial statements.

                           SAX ARTS AND CRAFTS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED                    SIX MONTHS ENDED
                                                     ----------------------------------------  ----------------------
                                                     DECEMBER 17,  DECEMBER 16,  DECEMBER 25,   JUNE 30,    JUNE 29,
                                                         1994          1995          1996         1996        1997
                                                     ------------  ------------  ------------  ----------  ----------

                                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net earnings (loss)..............................   $2,386,140    $2,756,805    $2,492,266   $  (24,457) $  146,625
  Adjustments to reconcile net earnings (loss) to
    cash provided by operating activities:
      Depreciation and amortization................      327,489       340,556       371,516      178,529     153,891
      Deferred income taxes........................          599       (30,302)      (26,054)      --          --
      Gain on disposal of fixed assets.............       (5,350)      (21,505)       (6,578)      (6,205)    (23,234)
      Impact on cash flow from changes in working
        capital:
          Accounts receivable......................     (185,934)     (734,239)      273,187    1,403,353     268,666
          Inventory................................     (659,936)          144       149,893   (2,287,194) (1,703,552)
          Other current assets.....................     (632,521)      (56,442)      427,202     (109,614)   (317,726)
          Accounts payable.........................      155,519     2,590,011    (2,262,760)  (2,172,326)  1,455,174
          Affiliates payable.......................      942,481    (2,521,286)   (1,405,828)   2,927,060   1,323,851
          Accrued expenses.........................     (212,673)      656,493       133,894       27,125  (1,340,457)
                                                     ------------  ------------  ------------  ----------  ----------
              Net cash provided by (used in)
                operating activities...............    2,115,814     2,980,235       146,738      (63,729)    (36,762)
                                                     ------------  ------------  ------------  ----------  ----------
Cash flows from investing activities:
  Purchased property, plant and equipment..........     (196,752)     (473,305)     (157,695)      (9,789)    (27,006)
  Proceeds from sales of assets....................        5,350        21,505         6,578       11,450      58,820
  Increase in other assets.........................       --            --            15,971       15,971      --
                                                     ------------  ------------  ------------  ----------  ----------
              Net cash provided by (used in)
                investing activities...............     (191,402)     (451,800)     (135,146)      17,632      31,814
                                                     ------------  ------------  ------------  ----------  ----------
Cash flows from financing activities:
  Dividend payment.................................   (2,400,000)   (2,500,000)       --           --          --
                                                     ------------  ------------  ------------  ----------  ----------
              Net cash used in financing
                activities.........................   (2,400,000)   (2,500,000)       --           --          --
                                                     ------------  ------------  ------------  ----------  ----------
Net increase (decrease) in cash....................     (475,588)       28,435        11,592      (46,097)     (4,948)
Cash at beginning of period........................      550,053        74,465       102,900      102,900     114,492
                                                     ------------  ------------  ------------  ----------  ----------
Cash at end of period..............................   $   74,465    $  102,900    $  114,492   $   56,803  $  109,544
                                                     ------------  ------------  ------------  ----------  ----------
                                                     ------------  ------------  ------------  ----------  ----------
Supplemental disclosures of cash flow information:
    Cash paid for interest.........................   $   91,585    $      390    $   --       $   --      $       23
    Cash paid for taxes............................   $1,540,000    $1,480,000    $1,780,000   $  141,000  $   95,000

                See accompanying notes to financial statements.

                           SAX ARTS AND CRAFTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND OPERATIONS

    Sax Arts and Crafts, Inc. (the "Company") is a national mail order distributor of art and craft supplies to schools and educational institutions. Sax Arts and Crafts, Inc. is a wholly-owned subsidiary of Day-Timers, Inc. (the "Parent"). The Parent is owned by ACCO World Corporation ("ACCO"), which is a wholly-owned subsidiary of Fortune Brands International ("Fortune Brands"). On June 30, 1997, the Company and its shareholder entered into a definitive agreement with U.S. Office Products Company ("U.S. Office Products") pursuant to which the Company was acquired by U.S. Office Products. All outstanding shares of the Company were exchanged for cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

    The Company's fiscal year ends on the third Saturday in December. Fiscal year 1994 ended on December 17, 1994 and fiscal year 1995 ended on December 16, 1995. In 1996, the Company's fiscal year end was changed to December 25, 1996 in order to comply with the closing date of the Parent. As a result, fiscal 1996 has 53 weeks.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 29, 1997 and the results of its operations and its cash flows for the six months ended June 30, 1996 and June 29, 1997, as presented in the accompanying unaudited interim financial statements.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company recognizes revenue upon shipment of the product as obligations subsequent to delivery are not significant.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company provides products to a wide range of customers who primarily operate in the education sector. The Company does not believe it is exposed to any undue concentration of credit risk based on the strong credit history of the Company's customer base.

                           SAX ARTS AND CRAFTS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company is part of a consolidated tax group with its Parent. For purposes of these financial statements, income taxes have been provided as if the Company filed a separate tax return. Income taxes are calculated in accordance with the liability method of accounting for income taxes as provided by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred taxes are provided on temporary differences between book and tax basis of assets and liabilities which will have a future impact on taxable income.

3. INVENTORIES

    Inventories are recorded at cost (not in excess of market value) as determined by the weighted average cost method. Inventories are comprised as follows:

                                                                                       DECEMBER 16,  DECEMBER 25,
                                                                                           1995          1996
                                                                                       ------------  ------------
Finished goods.......................................................................   $5,647,290    $5,493,859
Less--Reserves.......................................................................       55,733        52,195
                                                                                       ------------  ------------
    Total inventory..................................................................   $5,591,557    $5,441,664
                                                                                       ------------  ------------
                                                                                       ------------  ------------

4. PROPERTY, PLANT AND EQUIPMENT

    The major classes are:

                                                                                       DECEMBER 16,  DECEMBER 25,
                                                                                           1995          1996
                                                                                       ------------  ------------
Buildings and improvements...........................................................   $  129,302    $  120,045
Automobiles..........................................................................      251,382       245,403
Machinery and equipment..............................................................    1,463,156     1,482,480
Computer hardware and software.......................................................      806,755       982,415
Construction in progress.............................................................      157,534        58,544
                                                                                       ------------  ------------
    Total cost.......................................................................    2,808,129     2,888,887
Less--Accumulated depreciation.......................................................   (1,773,481)   (2,068,060)
                                                                                       ------------  ------------
Net property, plant and equipment....................................................   $1,034,648    $  820,827
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    Depreciation is generally computed on a straight-line method over the estimated useful lives of the assets including assets acquired by capital leases. Accelerated depreciation is used for income tax purposes where permitted. Depreciation expense recorded for the years ended December 17, 1994, December 16, 1995 and December 25, 1996 was $327,489, $340,556 and $371,516,
respectively.

                           SAX ARTS AND CRAFTS, INC.

5. INCOME TAXES

    The income tax provision consists of the following components:

                                                                        DECEMBER 17,  DECEMBER 16,  DECEMBER 25,
                                                                            1994          1995          1996
                                                                        ------------  ------------  ------------
Current portion:
  Federal.............................................................   $1,292,616    $1,522,247    $1,372,728
  State...............................................................      209,100       246,246       222,059
                                                                        ------------  ------------  ------------
                                                                          1,501,716     1,768,493     1,594,787
                                                                        ------------  ------------  ------------
Deferred portion:
  Federal.............................................................          516       (26,083)      (22,426)
  State...............................................................           83        (4,219)       (3,628)
                                                                        ------------  ------------  ------------
                                                                                599       (30,302)      (26,054)
                                                                        ------------  ------------  ------------
Income tax provision..................................................   $1,502,315    $1,738,191    $1,568,733
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

    Deferred tax assets (liabilities) consist of the following:

                                                                                       DECEMBER 16,  DECEMBER 25,
                                                                                           1995          1996
                                                                                       ------------  ------------
Accruals.............................................................................   $   58,944    $   64,186
Asset reserves.......................................................................       12,585        19,693
Inventories..........................................................................       17,370        15,610
Pension..............................................................................       41,828        39,066
                                                                                       ------------  ------------
    Gross deferred tax assets........................................................      130,727       138,555
Depreciation.........................................................................     (172,983)     (154,757)
                                                                                       ------------  ------------
    Gross deferred tax liabilities...................................................     (172,983)     (154,757)
                                                                                       ------------  ------------
    Net deferred tax liability.......................................................   $  (42,256)   $  (16,202)
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    The effective rate for income taxes differs from the statutory rate as follows:

                                                                         DECEMBER 17,     DECEMBER 16,     DECEMBER 25,
                                                                             1994             1995             1996
                                                                        ---------------  ---------------  ---------------
U.S. federal statutory tax rate.......................................          34.0%            34.0%            34.0%
Non-deductible expenses...............................................           0.1              0.2              0.1
State income taxes, net of federal benefit............................           5.5              5.5              5.5
Other.................................................................          (1.0)            (1.0)            (1.0)
                                                                                 ---              ---              ---
                                                                                38.6%            38.7%            38.6%
                                                                                 ---              ---              ---
                                                                                 ---              ---              ---

                           SAX ARTS AND CRAFTS, INC.

6. RELATED PARTY TRANSACTIONS

    The affiliates payable component on the balance sheet represents the net balance payable to the Parent and its affiliates. Interest is charged to the Company on the outstanding balance. An analysis of the activity in this account is as follows:

                                                                       DECEMBER 17,   DECEMBER 16,   DECEMBER 25,
                                                                           1994           1995           1996
                                                                       -------------  -------------  -------------
Balance at beginning of period.......................................  $  (4,791,279) $  (5,733,759) $  (3,212,473)
Cost allocations and direct charges from Parent......................        (59,981)       (24,414)       (73,569)
Interest charged by Parent...........................................       (421,370)      (602,674)      (528,324)
Intercompany sales...................................................       --              273,106        471,794
Cash transfers.......................................................       (461,129)     2,875,268      1,535,927
                                                                       -------------  -------------  -------------
Balance at end of period.............................................  $  (5,733,759) $  (3,212,473) $  (1,806,645)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

    The Company has the following affiliated receivables and payables:

                                                                                      DECEMBER 16,   DECEMBER 25,
                                                                                          1995           1996
                                                                                      -------------  -------------
Receivable from:
  Day-Timers Canada.................................................................  $      11,054  $     186,581
  Fortune Brands....................................................................       --              648,932
                                                                                      -------------  -------------
    Total...........................................................................  $      11,054  $     835,513
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Payable to:
  ACCO..............................................................................  $  (2,089,941) $  (2,618,265)
  Parent............................................................................        (21,202)       (23,893)
  Fortune Brands....................................................................     (1,112,384)      --
                                                                                      -------------  -------------
    Total...........................................................................  $  (3,223,527) $  (2,642,158)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    Services provided to the Company by the Parent and its affiliates include expenses incurred and paid by the Parent on the Company's behalf and charges for accounting and payroll functions provided by the Parent. The primary components of cost allocations and direct charges from the Parent and affiliates are as follows:

                                                                        DECEMBER 17,  DECEMBER 16,  DECEMBER 25,
                                                                            1994          1995          1996
                                                                        ------------  ------------  ------------
Payroll and accounting function.......................................                               $   38,950
Employee benefits.....................................................   $   34,922
Insurance.............................................................       21,009    $   21,202        29,222
Bank charges..........................................................        4,050         3,212         5,397
                                                                        ------------  ------------  ------------
                                                                         $   59,981    $   24,414    $   73,569
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

                           SAX ARTS AND CRAFTS, INC.

7. LEASE COMMITMENTS

                                                                              DECEMBER 25,
FISCAL YEAR                                                                       1996
----------------------------------------------------------------------------  ------------
1997........................................................................   $  506,847
1998........................................................................      417,091
1999........................................................................      334,447
2000........................................................................      319,545
2001 and thereafter.........................................................      399,431
                                                                              ------------
  Total minimum lease payments..............................................   $1,977,361
                                                                              ------------
                                                                              ------------

    Rental expense for all operating leases charged against earnings amounted to $553,198, $546,603 and $559,830 for the years ended December 17, 1994, December 16, 1995 and December 25, 1996, respectively.

8. RETIREMENT PLAN

    Nonunion employees of the Company participate in a noncontributory defined benefit plan established by the Parent. Benefits for the plan are based primarily on years of service and employees' average monthly earnings. The Parent's funding policy is consistent with the funding requirements of federal law and regulations. Plan assets consist principally of listed equity securities. Participants are fully vested in the plan after completing five years of service.

    As of the most recent actuarial valuation, the total pension costs for the Parent for the year ended December 25, 1996 consisted of the following:

                                                                                 TOTAL
                                                                                PARENT'S
                                                                                  PLAN
                                                                              ------------
Service cost--benefits earned during the period.............................  $  1,479,787
Interest cost on projected benefit obligation...............................     1,640,620
Expected return on plan assets..............................................    (1,783,635)
Amortization of unrecognized prior service cost.............................        (6,752)
All other cost components...................................................        40,302
                                                                              ------------
Net pension costs...........................................................  $  1,370,322
                                                                              ------------
                                                                              ------------

    The net pension costs of the plan for the years ended December 17, 1994, December 16, 1995 and December 25, 1996 allocated to the Company by the Parent were $86,000, $94,000 and $108,000, respectively.

                           SAX ARTS AND CRAFTS, INC.

8. RETIREMENT PLAN (CONTINUED)
    As of the most recent actuarial valuation, the funded status of the plan for the Parent as of December 25, 1996 is as follows:

                                                                                 TOTAL
                                                                               PARENT'S
                                                                                 PLAN
                                                                             -------------
Actuarial present value of benefit obligations:
  Vested benefits..........................................................  $  17,629,613
  Non-vested benefit.......................................................      1,458,142
                                                                             -------------
Accumulated benefit obligation.............................................     19,087,755
Effect of projected future compensation increases..........................      5,300,546
                                                                             -------------
Projected benefit obligation...............................................     24,388,301
Plan assets at fair value..................................................     22,052,322
                                                                             -------------
Projected benefit obligation in excess of plan assets......................     (2,335,979)
Unrecognized prior service cost............................................        (32,672)
Unrecognized net gain......................................................        (60,338)
                                                                             -------------
Accrued pension costs......................................................  $  (2,428,989)
                                                                             -------------
                                                                             -------------

    The accrued pension costs at December 16, 1995 and December 31, 1996 attributed to the Company were $183,000 and $177,000, respectively.

    Upon being acquired by U.S. Office Products, the plan was terminated for the Company's plan participants and the net assets will be distributed for their benefit.

9. OTHER POSTRETIREMENT PLAN

    The Parent provides health care and life insurance benefits for eligible retired employees and their eligible dependents. The cost of these benefits was determined by application of actuarial assumptions and healthcare trend rates. Based on the actuarial valuations performed for the years ended December 17, 1994, December 16, 1995 and December 25, 1996, the total net periodic postretirement costs (benefit) allocated by the Parent to the Company were $10,000, $2,000 and $(1,000), respectively.

    The accrued other postretirement costs as of the years ended December 16, 1995 and December 25, 1996 attributed to the Company were $141,000 and $129,000, respectively.

    Upon being acquired by U.S. Office Products, the plan was terminated for the Company's plan participants and the net assets will be distributed for their benefit.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Shareholders of Evans Travel Group, Inc. and Evans Consulting Services, Inc.

    In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Evans Travel Group, Inc. and its subsidiary and Evans Consulting Services, Inc. (collectively, the "Company") at July 25, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Denver, Colorado
February 3, 1998

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

                             COMBINED BALANCE SHEET

                                 JULY 25, 1997

                                          ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $ 629,263
  Receivables, less allowance for doubtful accounts of $13,328..................    345,449
  Other receivables.............................................................    637,434
  Receivable from shareholder...................................................     95,816
  Other current assets..........................................................     19,359
                                                                                  ---------
      Total current assets......................................................  1,727,321
Property and equipment, net.....................................................    128,476
Intangible assets, net of accumulated amortization of $318,865..................    271,887
Other assets....................................................................      1,313
                                                                                  ---------
      Total assets..............................................................  $2,128,997
                                                                                  ---------
                                                                                  ---------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $  24,592
  Accrued liabilities:
    Compensation................................................................     49,427
    Rebates.....................................................................     85,375
    Customer deposits...........................................................     77,293
    Other.......................................................................      4,508
  Income taxes payable..........................................................     41,000
  Current portion of notes payable..............................................     52,664
  Current portion of deferred income............................................    156,757
                                                                                  ---------
      Total current liabilities.................................................    491,616
Notes payable...................................................................     79,778
Deferred income.................................................................    298,670
                                                                                  ---------
      Total liabilities.........................................................    870,064
Commitments (Note 4)
Shareholders' equity:
  Common stock (no par value; 300 shares authorized;
  299 shares issued and outstanding)............................................
  Additional paid-in capital....................................................     91,746
  Retained earnings.............................................................  1,167,187
                                                                                  ---------
      Total shareholders' equity................................................  1,258,933
                                                                                  ---------
      Total liabilities and shareholders' equity................................  $2,128,997
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of these combined financial statements.

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                        FOR THE YEAR ENDED JULY 25, 1997

Commission revenue..............................................................  $4,214,177
Other operating revenue.........................................................  1,907,971
                                                                                  ---------
    Total revenue...............................................................  6,122,148
Rebates.........................................................................    317,716
                                                                                  ---------
Net revenue.....................................................................  5,804,432
Operating expenses:
  Salaries......................................................................  3,830,521
  General and administrative....................................................  1,670,718
                                                                                  ---------
    Total operating expenses....................................................  5,501,239
                                                                                  ---------
Income from operations..........................................................    303,193
Other income (expense):
  Interest income...............................................................     16,224
  Interest expense..............................................................    (16,560)
                                                                                  ---------
    Total other income (expense)................................................       (336)
                                                                                  ---------
Income before income taxes......................................................    302,857
Income tax expense..............................................................     19,984
                                                                                  ---------
Net income......................................................................    282,873
Retained earnings at beginning of year..........................................    884,314
                                                                                  ---------
Retained earnings at end of year................................................  $1,167,187
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of these combined financial statements.

             EVANS TRAVEL GROUP, INC. AND CONSULTING SERVICES, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JULY 25, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................................  $ 282,873
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization................................................    107,371
    Deferred revenue.............................................................    307,427
    Change in assets and liabilities:
        Receivables..............................................................    (38,237)
        Other receivables........................................................   (460,334)
        Other assets.............................................................     (4,912)
        Accounts payable.........................................................   (141,536)
        Income taxes payable.....................................................     17,000
        Accrued liabilities......................................................     (9,186)
                                                                                   ---------
        Net cash provided by operating activities................................     60,466
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures.............................................................    (21,194)
Cash proceeds from sale of assets................................................     42,521
                                                                                   ---------
        Net cash provided by investing activities................................     21,327
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in receivable from shareholder............................................     36,619
Payments on long-term debt.......................................................   (131,191)
                                                                                   ---------
        Net cash used in financing activities....................................    (94,572)
                                                                                   ---------
Net decrease in cash and cash equivalents........................................    (12,779)
Cash and cash equivalents at beginning of year...................................    642,042
                                                                                   ---------
Cash and cash equivalents at end of year.........................................  $ 629,263
                                                                                   ---------
                                                                                   ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest...........................................................  $  16,558
                                                                                   ---------
                                                                                   ---------

    The accompanying notes are an integral part of these combined financial statements.

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. REPORTING ENTITY AND BASIS OF ACCOUNTING

    Effective July 25, 1997, Evans Consulting Services, Inc. was contributed to Evans Travel Group, Inc. (collectively, the "Company"), and a subsidiary of U.S. Office Products Company, a Delaware company, merged with Evans Travel Group, Inc. The Company is a full-service travel agency, providing reservation services and information for travel, lodging and tours to commercial, individual and group customers from offices throughout Louisiana and northern Florida. The Company's operations are primarily concentrated in one market segment--airline travel--and its customers are geographically concentrated primarily in Louisiana; management considers a downturn in this market segment and geographical location to be unlikely.

    The Company's combined financial statements includes the balances of Evans Travel Group, Inc. and its wholly owned subsidiary, and Evans Consulting Services, Inc. Both companies have common ownership and operate in the same line of business. All significant intercompany balances and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Commissions from ticketing, reservations and other transportation services are recognized when the ticket is validated or reservation utilized. Revenue from certain incentive plans offered by major airlines are accrued as earned.

    The Company sells tours sponsored by other companies. Commissions received from the sale of tours are recognized, net of estimated cancellation adjustments, when payment is made to the tour company. All customer receipts for such tours are recorded as a customer deposit liability until paid.

CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents generally consist of money market funds, for which cost approximates fair value.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally five to seven years. Capital leases and leasehold improvements are amortized over the shorter of their economic useful lives or the lease term.

INTANGIBLE ASSETS

    The cost of purchased companies in excess of the underlying fair value of net assets at the date of acquisition are recorded as goodwill and amortized over five years on a straight-line basis. Purchase price allocated to covenants not-to-compete are amortized over the term of the agreement which is typically five years. As of July 25, 1997, intangible assets consisted of net goodwill of $202,000, net covenants not-to-compete of $56,000 and other intangible assets of $13,887. The carrying value of intangible assets is assessed for recoverability by management based on an analysis of undiscounted expected future cash flows

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) from the related acquired entities. The Company believes that there has been no impairment thereof as of July 25, 1997.

DEFERRED INCOME

    The Company received a one-time promotional support payment from the entity that leases the Company its reservation system. The Company is required to utilize the reservation system throughout the contract term and there is substantial penalty for early termination of the contract. The Company has deferred the payment and is recognizing income using the straight-line method over the five year term of the contract.

INCOME TAXES

    Prior to January 1, 1997, Evans Travel Group, Inc. accounted for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109. Deferred income taxes are provided for temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. As of January 1, 1997, there were no deferred tax assets or liabilities.

    Effective January 1, 1997, the Evans Travel Group, Inc. was granted S-Corporation reporting status by the Internal Revenue Service. The notice of acceptance was received in May 1997. As a result, there is no federal or state income tax liability of Evans Travel Group, Inc. for the period from January 1, 1997 through July 25, 1997 reflected in the combined financial statements. Evans Consulting Services, Inc. has been an S-Corporation since inception. Any liability arising during this period is the responsibility of the shareholders of the Company. The income tax payable of $41,000 and tax expense of $20,000 relates to tax liabilities arising prior to January 1, 1997 which were paid in August 1997. The Company's S corporation status terminated on consummation of the merger discussed in Note 1 above.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments, including cash and cash equivalents, receivables and payables and long-term debt, approximate their fair values.

USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at July 25, 1997:

Furniture and fixtures............................................  $ 230,560
Computer and telephone equipment..................................     38,512
Computer software.................................................     23,804
                                                                    ---------
                                                                      292,876
Less: accumulated depreciation and amortization...................    164,400
                                                                    ---------
Net property and equipment........................................  $ 128,476
                                                                    ---------
                                                                    ---------

4. COMMITMENTS

    The Company leases certain office space and furniture under noncancelable operating leases. Rent expense for the year ended July 25, 1997 was approximately $74,000. Future minimum lease payments under these operating leases as of July 25, 1997 are as follows:

1998..............................................................  $ 162,400
1999..............................................................    150,200
2000..............................................................     85,400
2001..............................................................     42,600
                                                                    ---------
Total.............................................................  $ 440,600
                                                                    ---------
                                                                    ---------

5. RELATED PARTY TRANSACTIONS

    The $95,816 receivable from shareholder at July 25, 1997 was paid in full during August 1997. Additionally, immediately following the merger with U.S. Office Products Company discussed in Note 1, real estate with a book value of approximately $210,000 was sold to the shareholder for the assumption of a note payable aggregating $167,479 and cash of $42,521. The book value approximated fair market value.

6. INDEBTEDNESS

    The Company's outstanding indebtedness at July 25, 1997 is comprised of the following:

Promissory note to former shareholder, interest at 8%, payable monthly installments of $376 principal plus interest through
  December 1, 1999................................................  $   9,873
Promissory note to former shareholder, noninterest bearing,
  payable monthly installments of $3,150 through December 1,
  1999............................................................     90,138
Various capital lease obligations, payable in monthly installments
  of principal plus interest through October 2001.................     32,431
                                                                    ---------
                                                                      132,442
Less current maturities...........................................     52,664
                                                                    ---------
Long-term portion of notes payable................................  $  79,778
                                                                    ---------
                                                                    ---------

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

6. INDEBTEDNESS (CONTINUED)
    Scheduled maturities at July 25, 1997 are as follows:

1998..............................................................  $  52,664
1999..............................................................     49,951
2000..............................................................     23,663
2001..............................................................      6,164
                                                                    ---------
                                                                    $ 132,442
                                                                    ---------
                                                                    ---------

7. EMPLOYEE BENEFIT PLAN

    The Company has established a 401(k) defined contribution plan to provide benefits based on a percentage of contributions made by eligible employees. During the year ended July 25, 1997, the Company contributed approximately $18,000 to this plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Shareholders of Travel Consultants, Inc. and Envisions Vacations, Inc.

    In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Travel Consultants, Inc. and Envisions Vacations, Inc. (collectively, the "Company") at October 24, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Denver, Colorado
January 23, 1998

             TRAVEL CONSULTANTS, INC. AND ENVISION VACATIONS, INC.

                             COMBINED BALANCE SHEET

                                OCTOBER 24, 1997

                                     ASSETS
Current assets:
  Cash..........................................................................  $   3,018
  Receivables, less allowance for doubtful accounts of $20,000..................  1,410,799
  Other receivables.............................................................    741,337
  Receivable from affiliates....................................................    911,124
  Receivable from shareholders..................................................    244,365
  Other current assets..........................................................     89,267
                                                                                  ---------

      Total current assets......................................................  3,399,910

Property and equipment, net.....................................................  1,564,496
Intangible assets, net of accumulated amortization of $404,777..................    234,814
Investments.....................................................................    156,355
Other...........................................................................     13,835
                                                                                  ---------

      Total assets..............................................................  $5,369,410
                                                                                  ---------
                                                                                  ---------
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt..........................................  $ 186,037
  Line of credit................................................................    489,908
  Accounts payable..............................................................  1,683,431
  Accrued liabilities:
    Compensation................................................................    357,653
    Rebates.....................................................................    287,425
    Other.......................................................................    347,255
  Customer deposits.............................................................    306,164
  Deferred income--current portion..............................................    195,996
                                                                                  ---------

      Total current liabilities.................................................  3,853,869

Long-term debt..................................................................    315,637
Deferred income--long-term portion..............................................    192,004
                                                                                  ---------

      Total liabilities.........................................................  4,361,510

Commitments (Note 5)

Shareholders' equity:
  Common stock ($1 par value; 100,000 shares authorized; 38,432 shares
    issued).....................................................................     38,432
  Common stock ($5 par value; 60,000 shares authorized; 2,000 shares issued)....     10,000
  Additional paid-in capital....................................................    156,906
  Retained earnings.............................................................    802,562
                                                                                  ---------

      Total shareholders' equity................................................  1,007,900
                                                                                  ---------

      Total liabilities and shareholders' equity................................  $5,369,410
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of these combined financial statements.

             TRAVEL CONSULTANTS, INC. AND ENVISIONS VACATIONS, INC.

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                      FOR THE YEAR ENDED OCTOBER 24, 1997

Commission revenue..............................................................  $9,163,283
Other operating revenue.........................................................  3,510,597
                                                                                  ---------
    Total revenue...............................................................  12,673,880
Rebates.........................................................................    673,123
                                                                                  ---------
Net revenue.....................................................................  12,000,757
Operating expenses:
  Salaries......................................................................  6,462,100
  General and administrative....................................................  4,453,509
                                                                                  ---------
    Total operating expenses....................................................  10,915,609
                                                                                  ---------
Income from operations..........................................................  1,085,148
Interest expense................................................................    109,466
                                                                                  ---------
Net income......................................................................    975,682
Retained deficit at beginning of year...........................................   (173,120)
                                                                                  ---------
Retained earnings at end of year................................................  $ 802,562
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of these combined financial statements.

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED OCTOBER 24, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................................  $ 975,682
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization................................................    473,005
    Deferred revenue.............................................................     54,000
    Change in assets and liabilities:
      Receivables................................................................    (44,260)
      Other receivables..........................................................   (265,144)
      Other assets...............................................................     33,645
      Accounts payable...........................................................    614,392
      Accrued liabilities........................................................     19,481
                                                                                   ---------
        Net cash provided by operating activities................................  1,860,801
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures.............................................................   (943,239)
Purchase of investments..........................................................    (98,098)
                                                                                   ---------
        Net cash used in investing activities....................................  (1,041,337)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in receivable from shareholders and affiliates......................   (389,641)
Payments on long-term debt.......................................................   (266,713)
Net proceeds on line of credit...................................................    269,908
Payment of shareholder distributions.............................................   (430,000)
                                                                                   ---------
        Net cash used in financing activities....................................   (816,446)
                                                                                   ---------
Net increase in cash.............................................................      3,018
Cash at beginning of year........................................................          0
                                                                                   ---------
Cash at end of year..............................................................  $   3,018
                                                                                   ---------
                                                                                   ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest...........................................................  $ 106,030
                                                                                   ---------
                                                                                   ---------

    The accompanying notes are an integral part of these combined financial statements.

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. REPORTING ENTITY AND BASIS OF ACCOUNTING

    Effective October 24, 1997, a subsidiary of U.S. Office Products Company, a Delaware company, merged with Travel Consultants, Inc. and Envision Vacations, Inc. (collectively, the "Company"). Travel Consultants, Inc. is a full-service provider of travel reservation services and information to commercial, individual and group customers. Envision Vacations, Inc. is a leisure travel company servicing the needs of specific member groups and individual customers. The Company is located in Grand Rapids, Michigan. The Company's operations are primarily concentrated in one market segment--airline travel--and the customers are geographically concentrated in Michigan; management considers a downturn in this market segment and geographical location to be unlikely.

    The Company's combined financial statements include the accounts of Travel Consultants, Inc. and Envision Vacations, Inc. Both companies have common ownership and operate in the same line of business. All significant intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Commissions from ticketing, reservations and other transportation services are recognized when the ticket is validated or reservation utilized. Revenue from certain incentive plans offered by major airlines are accrued as earned.

    The Company sells tours sponsored by other companies. Commissions received from the sale of tours are recognized, net of estimated cancellation adjustments, when payment is made to the tour company. All customer receipts for such tours are recorded as a customer deposit liability until paid.

INVESTMENTS

    All investments are classified as available-for-sale and are available to support current operations or to take advantage of other investment opportunities. Accordingly, these investments have been recorded at cost which approximates fair market value. There were no significant differences between cost and estimated fair value at October 24, 1997.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally five to seven years, and leasehold improvements are amortized over the shorter of their economic useful lives or the lease term.

INTANGIBLE ASSETS

    The cost of purchased companies in excess of the underlying fair value of net assets at the date of acquisition are recorded as goodwill and amortized over 15 years on a straight-line basis. Purchase price allocated to covenants not-to-compete are amortized over the term of the agreement which is typically five years. As of October 24, 1997, intangible assets consisted of net covenants not-to-compete of $221,867 and other assets of $12,947. The carrying value of intangible assets is assessed for recoverability by management based on an analysis of undiscounted expected future cash flows from the related acquired entities. The Company believes that there has been no impairment thereof as of October 24, 1997.

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

DEFERRED INCOME

    The Company received a one-time promotional support payment from the entity that leases the Company its reservation system. The Company is required to utilize the reservation system throughout the contract term and there is substantial penalty for early termination of the contract. The Company has deferred the payment and is recognizing income using the straight-line method over the five year term of the contract.

INCOME TAXES

    The Company is an S corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the shareholders. The Company's S corporation status terminated on consummation of the merger discussed in Note 1 above.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments, including cash and cash equivalents, receivables and payables and long-term debt, approximate their fair values.

USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at October 24, 1997:

Office and computer equipment...................................  $2,437,391
Furniture and fixtures..........................................    983,778
Leasehold improvements..........................................    158,875
Vehicles........................................................     24,886
                                                                  ---------
                                                                  3,604,930
Less: accumulated depreciation and amortization.................  2,040,434
                                                                  ---------
Net property and equipment......................................  $1,564,496
                                                                  ---------
                                                                  ---------

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. LONG-TERM DEBT

Promissory notes, interest at 9.3%, payable in monthly
  installments of $13,600 principal plus interest through
  November 1, 2000................................................  $ 444,674

Non-interest bearing promissory note, payable in annual
  installments of $57,000 through November 4, 1997................     57,000
                                                                    ---------
                                                                      501,674
Less current maturities...........................................    186,037
                                                                    ---------
Long-term debt....................................................  $ 315,637
                                                                    ---------
                                                                    ---------

    The Company's borrowed funds provided by commercial promissory notes require maintenance of certain ratios, and are secured by substantially all assets of the Company.

    Scheduled maturities of long-term debt at October 24, 1997 are as follows:

1998..............................................................  $ 186,037
1999..............................................................    141,562
2000..............................................................    154,900
2001..............................................................     19,175
                                                                    ---------
                                                                    $ 501,674
                                                                    ---------
                                                                    ---------

    At October 24, 1997, the Company has drawn $489,908 on a $1,250,000 line of credit with a financial institution which bears interest at the bank's prime rate (8.5% at October 24, 1997) and expires on April 1, 1998. The line is secured by the Company's accounts receivable and other assets. The Company also maintains a $90,000 letter of credit which was unused at October 24, 1997.

5. COMMITMENTS

    The Company leases office space under various noncancelable operating leases for several locations. Rent expense for the year ended October 24, 1997 was approximately $901,104. Future minimum rental payments for these leases are summarized as follows as of October 24, 1997:

1998............................................................  $ 810,000
1999............................................................    719,000
2000............................................................    688,000
2001............................................................    607,000
2002............................................................    238,000
                                                                  ---------
                                                                  $3,062,000
                                                                  ---------
                                                                  ---------

    The Company has guaranteed approximately $2,644,000 of outstanding debt related to the office space leased from a related party as described in Note 7.

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

6. EMPLOYEE BENEFIT PLAN

    The Company has established a 401(k) defined contribution plan to provide benefits based on a percentage of contributions made by eligible employees. During the year ended October 24, 1997, the Company contributed approximately $39,000 to this plan.

7. RELATED PARTY TRANSACTIONS

    The Company leases office space for its headquarters from an entity in which the Company's shareholders are partners. Rent expense for this facility was approximately $195,000 during the year ended October 24, 1997.

    In conjunction with the merger discussed in Note 1, U.S. Office Products Company purchased the headquarters facility for $3,125,000 in stock prior to the assumption of related debt of $2,644,112 on October 24, 1997. Additionally, $901,000 of receivables from shareholders and affiliates was distributed in the form of a dividend to shareholders in conjunction with the merger discussed in
Note 1.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Compel Corporation

In our opinion, the accompanying balance sheet and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Compel Corporation at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
January 30, 1998

                               COMPEL CORPORATION

                                 BALANCE SHEET

                                                                              DECEMBER 31,
                                                                       ---------------------------  SEPTEMBER 30,
                                                                           1995          1996           1997
                                                                       ------------  -------------  -------------
                                                                                                     (UNAUDITED)

                               ASSETS

Current assets:
  Cash and cash equivalents..........................................  $    239,667  $     235,703  $     791,618
  Trade accounts receivable, less allowance for doubtful accounts of
    $122, $118 and $212, respectively................................     5,412,655      6,372,103      7,052,999
  Costs in excess of billings on uncompleted contracts...............       728,040      2,008,697      2,126,407
  Inventories........................................................       388,914         96,354
  Prepaid expenses...................................................       230,256        205,755         36,279
  Other current assets...............................................        72,000         68,300        162,056
                                                                       ------------  -------------  -------------
      Total current assets...........................................     7,071,532      8,986,912     10,169,359

Property and equipment, net..........................................     1,300,173      1,200,507      1,269,518
Other assets.........................................................       201,161        166,503         25,178
                                                                       ------------  -------------  -------------
      Total assets...................................................  $  8,572,866  $  10,353,922  $  11,464,055
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit.....................................................  $  1,700,000                 $   1,300,000
  Current portion of long-term debt..................................       458,086  $     130,656        636,636
  Note payable.......................................................       147,931        129,631
  Accounts payable...................................................     1,552,858      3,170,087      2,404,812
  Accrued liabilities................................................       568,460        622,058      1,549,864
  Due to affiliates and stockholders.................................       170,000        845,000
  Billings in excess of costs on uncompleted contracts...............       468,052      1,467,673        803,167
                                                                       ------------  -------------  -------------
      Total current liabilities......................................     5,065,387      6,365,105      6,694,479
Long-term debt, excluding current portion............................       294,037        322,262        214,765
Other long-term liabilities..........................................         6,000          5,300
                                                                       ------------  -------------  -------------
      Total liabilities..............................................     5,365,424      6,692,667      6,909,244
Stockholders' equity:
  Common stock, no par value. 1,000 shares authorized, 282 shares
    issued and outstanding...........................................        14,100         14,100         14,100
  Retained earnings..................................................     3,193,342      3,647,155      4,540,711
                                                                       ------------  -------------  -------------
      Total stockholders' equity.....................................     3,207,442      3,661,255      4,554,811
                                                                       ------------  -------------  -------------
      Total liabilities and stockholders' equity.....................  $  8,572,866  $  10,353,922  $  11,464,055
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------

                See accompanying notes to financial statements.

                               COMPEL CORPORATION

                              STATEMENT OF INCOME

                                                   FOR THE YEAR ENDED                FOR THE NINE MONTHS ENDED
                                                      DECEMBER 31,                         SEPTEMBER 30,
                                       -------------------------------------------  ----------------------------
                                           1994           1995           1996           1996           1997
                                       -------------  -------------  -------------  -------------  -------------

                                                                                            (UNAUDITED)
Contract revenue.....................  $  21,691,207  $  26,293,606  $  32,537,850  $  23,035,599  $  26,374,678
Contract costs.......................     16,943,984     20,192,713     24,806,202     17,472,934     19,402,422
                                       -------------  -------------  -------------  -------------  -------------
      Gross profit...................      4,747,223      6,100,893      7,731,648      5,562,665      6,972,256
Selling, general and administrative
  expenses...........................      4,142,486      4,468,271      4,740,899      3,607,253      4,159,972
                                       -------------  -------------  -------------  -------------  -------------
      Income from operations.........        604,737      1,632,622      2,990,749      1,955,412      2,812,284
                                       -------------  -------------  -------------  -------------  -------------
Other (income) expense:
  Interest expense...................         93,447        189,849        145,528        124,678         89,498
  Interest income....................        (37,164)       (28,419)       (21,797)       (15,291)       (30,828)
  Other expense (income).............        (22,217)       (10,368)       (80,795)       (72,503)       (31,727)
                                       -------------  -------------  -------------  -------------  -------------
                                              34,066        151,062         42,936         36,884         26,943
                                       -------------  -------------  -------------  -------------  -------------
      Income before provision for
        income taxes.................        570,671      1,481,560      2,947,813      1,918,528      2,785,341
                                       -------------  -------------  -------------  -------------  -------------
Provision for state income taxes.....          6,000         21,000         30,000         38,753         50,785
                                       -------------  -------------  -------------  -------------  -------------
Net income...........................  $     564,671  $   1,460,560  $   2,917,813  $   1,879,775  $   2,734,556
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Unaudited pro forma information (see
  Note 1):
  Income before provision for income
    taxes............................  $     570,671  $   1,481,560  $   2,947,813  $   1,918,528  $   2,785,341
  Provision for income taxes.........        228,269        592,624      1,179,125        767,411      1,114,136
                                       -------------  -------------  -------------  -------------  -------------
  Pro forma net income...............  $     342,402  $     888,936  $   1,768,688  $   1,151,117  $   1,671,205
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

                See accompanying notes to financial statements.

                               COMPEL CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                        COMMON STOCK                        TOTAL
                                                                   ----------------------    RETAINED    STOCKHOLDERS'
                                                                     SHARES      AMOUNT      EARNINGS       EQUITY
                                                                   -----------  ---------  ------------  ------------
Balance at December 31, 1993.....................................         282   $  14,100  $  3,434,500   $3,448,600

  Stockholder distributions......................................                            (1,114,389)  (1,114,389)
  Net income.....................................................                               564,671      564,671
                                                                          ---   ---------  ------------  ------------

Balance at December 31, 1994.....................................         282      14,100     2,884,782    2,898,882

  Stockholder distributions......................................                            (1,152,000)  (1,152,000)
  Net income.....................................................                             1,460,560    1,460,560
                                                                          ---   ---------  ------------  ------------

Balance at December 31, 1995.....................................         282      14,100     3,193,342    3,207,442

  Stockholder distributions......................................                            (2,464,000)  (2,464,000)
  Net income.....................................................                             2,917,813    2,917,813
                                                                          ---   ---------  ------------  ------------

Balance at December 31, 1996.....................................         282      14,100     3,647,155    3,661,255

Unaudited data:
  Stockholder distributions......................................                            (1,841,000)  (1,841,000)
  Net income.....................................................                             2,734,556    2,734,556
                                                                          ---   ---------  ------------  ------------

Balance at September 30, 1997 (unaudited)........................         282   $  14,100  $  4,540,711   $4,554,811
                                                                          ---   ---------  ------------  ------------
                                                                          ---   ---------  ------------  ------------

                See accompanying notes to financial statements.

                               COMPEL CORPORATION

                            STATEMENT OF CASH FLOWS

                                                            FOR THE YEAR ENDED             FOR THE NINE MONTHS ENDED
                                                               DECEMBER 31,                      SEPTEMBER 30,
                                                 ----------------------------------------  --------------------------
                                                     1994          1995          1996          1996          1997
                                                 ------------  ------------  ------------  ------------  ------------

                                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income...................................  $    564,671  $  1,460,560  $  2,917,813  $  1,879,775  $  2,734,556
  Adjustments to reconcile net income:
    Deprecation and amortization expense.......       351,553       370,361       381,904       291,154       271,439
    Gain on sale of property, plant and
      equipment................................       (10,603)       (3,710)      (11,385)      (17,027)      (19,545)
    Changes in current assets and liabilities:
      Accounts receivable......................    (1,128,424)     (369,182)     (959,448)   (1,082,316)     (680,896)
      Costs in excess of billings on
        uncompleted contracts..................       393,233       437,722    (1,280,657)      (54,261)     (117,710)
      Inventory................................                    (388,914)      292,560       292,560        96,354
      Prepaid expenses and other current
        assets.................................       (46,244)      (53,705)       24,501       (82,893)      169,476
      Other assets.............................       (28,394)       93,693        37,658        53,916        42,269
      Accounts payable.........................       458,824       (50,357)    1,617,229       235,900      (765,275)
      Accrued expenses.........................      (107,725)       86,789        53,598       451,668       927,806
      Billings in excess of costs on
        uncompleted contracts..................       262,283      (383,846)      999,621       755,692      (664,506)
                                                 ------------  ------------  ------------  ------------  ------------
        Net cash provided by operating
          activities...........................       709,174     1,199,411     4,073,394     2,724,168     1,993,968
                                                 ------------  ------------  ------------  ------------  ------------
Cash flows from investing activities:
  Additions to property and equipment..........      (209,596)     (382,261)     (204,584)     (245,294)     (449,647)
  Proceeds from sale of equipment..............        25,595        35,850        67,422        46,126       128,742
                                                 ------------  ------------  ------------  ------------  ------------
        Net cash used by investing
          activities...........................      (184,001)     (346,411)     (137,162)     (199,168)     (320,905)
                                                 ------------  ------------  ------------  ------------  ------------
Cash flows from financing activities:
  Net borrowings (payments) on line of
    credit.....................................       500,000       100,000    (1,700,000)   (1,545,000)    1,300,000
  Net borrowings (payments) from affiliates and
    stockholders...............................       155,000       (25,000)      675,000       675,000      (230,380)
  Net borrowings (payments) of notes payable...        18,611        37,122       (18,300)      (13,725)     (129,631)
  Proceeds from issuance of long-term debt.....       125,180       500,000                                    85,009
  Payments on long-term debt...................      (268,247)     (355,412)     (432,896)     (104,477)     (301,146)
  Distributions to stockholders................    (1,114,389)   (1,152,000)   (2,464,000)   (1,416,000)   (1,841,000)
                                                 ------------  ------------  ------------  ------------  ------------
        Net cash used by financing
          activities...........................      (583,845)     (895,290)   (3,940,196)   (2,404,202)   (1,117,148)
                                                 ------------  ------------  ------------  ------------  ------------
Net increase (decrease) in cash and cash
  equivalents..................................       (58,672)      (42,290)       (3,964)      120,798       555,915
Cash and cash equivalents at beginning of
  period.......................................       340,629       281,957       239,667       239,667       235,703
                                                 ------------  ------------  ------------  ------------  ------------
Cash and cash equivalents at end of period.....  $    281,957  $    239,667  $    235,703  $    360,465  $    791,618
                                                 ------------  ------------  ------------  ------------  ------------
                                                 ------------  ------------  ------------  ------------  ------------
Supplemental disclosures:
  Interest paid................................  $     97,525  $    189,849  $    145,528  $    124,678  $     89,498
  Income taxes paid............................  $     80,000  $     16,000  $     20,000  $     15,000  $     18,000

                See accompanying notes to financial statements.

                               COMPEL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    Compel Corporation (the Company), a California corporation, is engaged principally in the design, installation and maintenance of wiring, cabling and equipment related to data processing and communications systems. As a general and electrical contractor, the Company serves a wide variety of commercial customers throughout the western United States from offices in California and Arizona.

    Effective October 24, 1997, the Company and its stockholders entered into a definitive agreement with U.S. Office Products Company (U.S. Office Products) pursuant to which U.S. Office Products acquired all outstanding shares of the Company's common stock in exchange for common stock of U.S. Office Products.

    CONTRACT REVENUE AND COST RECOGNITION

    Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Management considers costs to be the best available measure of progress on these contracts.

    A contract is considered complete when all significant costs have been incurred and the installation is operating according to specifications or has been accepted by the customer.

    Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers cash equivalents to include all short-term investments with original maturities of three months or less.

    INVENTORIES

    Inventories are valued at the lower of cost or net realizable value using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Property and equipment held under capital leases are stated at the present value of minimum lease payments.

    Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets which range between 6 to 15 years. Property and equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 prescribes the accounting treatment for long-lived assets, identifiable intangibles and goodwill related to those assets when there are indications that the carrying values of those assets may not be recoverable. The adoption of SFAS No. 121 in 1996 did not have a material effect on the Company's financial position or results of operations.

                               COMPEL CORPORATION

    FEDERAL INCOME TAXES

    The Company has elected to be treated as an S-Corporation for federal income tax purposes and accordingly, no liability for federal income taxes has been recorded. The Company is subject to franchise taxes in the state of California, which has been appropriately reflected in the financial statements. The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal income taxes for the entire periods presented.

    STATE FRANCHISE TAXES

    State franchise taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Realization of the deferred tax asset is dependent an generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

    USE OF ESTIMATES

    Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2. DUE FROM AFFILIATE

    Due from affiliate represents amounts due from an affiliated company bearing interest at prime plus 1% and maturing December 31, 1999. The note is secured by the affiliate's accounts receivable, inventory and property and equipment. The outstanding balances, net of current portion, at December 31, 1995 and 1996 are $180,000 and $120,000, respectively, and are included in other assets.

3. CONTRACTS IN PROGRESS

    Amounts included in the financial statements which relate to contracts in progress at December 31 are as follows:

                                                                        1995          1996
                                                                    ------------  ------------
Costs incurred on uncompleted contracts...........................  $  3,738,534  $  6,093,997
Billings on uncompleted contracts.................................     3,478,546     5,552,973
                                                                    ------------  ------------
                                                                    $    259,988  $    541,024
                                                                    ------------  ------------
                                                                    ------------  ------------

                               COMPEL CORPORATION

3. CONTRACTS IN PROGRESS (CONTINUED)
    Amounts billed but not paid by customers under retainage provisions amounted to $24,355 and $114,863 for December 31, 1995 and 1996, respectively, are included in accounts receivable.

                                                                         1995         1996
                                                                      ----------  ------------
Included in the accompanying balance sheet under the following captions:
  Costs in excess of billings on uncompleted contracts..............  $  728,040  $  2,008,697
  Billings in excess of costs on uncompleted contracts..............     468,052     1,467,673
                                                                      ----------  ------------
                                                                      $  259,988  $    541,024
                                                                      ----------  ------------
                                                                      ----------  ------------

4. PROPERTY AND EQUIPMENT

    A summary of property and equipment at December 31, 1995 and 1996 is as follows:

                                                                        1995          1996
                                                                    ------------  ------------
Transportation equipment..........................................  $  1,447,655  $  1,422,210
Machinery and equipment...........................................     1,533,360     1,710,497
Furniture and fixtures............................................       152,429       155,772
Leasehold improvements............................................       118,409       118,409
                                                                    ------------  ------------
                                                                       3,251,853     3,406,888
Less accumulated depreciation and amortization....................    (1,951,680)   (2,206,381)
                                                                    ------------  ------------
Property and equipment, net.......................................  $  1,300,173  $  1,200,507
                                                                    ------------  ------------
                                                                    ------------  ------------

    Property and equipment includes property and equipment held under capital leases of $358,204 and $470,029 and related accumulated amortization of $79,185 and $145,931 at December 31, 1995 and 1996, respectively.

    Depreciation expense recorded for the years ended December 31, 1995 and 1996 was $291,176 and $235,973, respectively.

5. LEASES

    At December 31, 1996, the future minimum lease payments under operating and capital leases are as follows:

                                                                         CAPITAL    OPERATING
                                                                          LEASES      LEASES
                                                                        ----------  ----------
YEAR ENDING DECEMBER 31,
  1997................................................................  $  139,041  $  241,314
  1998................................................................     118,755     231,191
  1999................................................................      75,751      92,876
  2000................................................................      28,755      --
  2001................................................................         793      --
                                                                        ----------  ----------
  Total minimum lease payments........................................     363,095  $  565,381
                                                                                    ----------
                                                                                    ----------
  Less estimated executory costs......................................     (18,106)
                                                                        ----------
  Net minimum lease payments..........................................     344,989
  Less imputed interest...............................................     (43,843)
                                                                        ----------
  Present value of net minimum capital lease payments.................     301,146
  Less current portion of obligations under capital leases............    (108,640)
                                                                        ----------
  Obligations under capital leases, excluding current portion.........  $  192,506
                                                                        ----------
                                                                        ----------

                               COMPEL CORPORATION

5. LEASES (CONTINUED)
    During the years ended December 31, 1995 and 1996, the Company incurred rent expense of approximately $263,000 and $279,000, respectively.

6. DUE TO AFFILIATES AND STOCKHOLDERS

    A summary of amounts due to affiliates and stockholders at December 31, 1995 and 1996 is as follows:

                                                                           1995        1996
                                                                        ----------  ----------
Prime rate unsecured note payable to an affiliated company, due on
  demand..............................................................  $   50,000  $  500,000
Prime rate plus 2% unsecured notes payable to an affiliated company,
  due on demand.......................................................      80,000     105,000
Prime rate unsecured notes payable to stockholders, due on demand.....      --         200,000
8.25% unsecured note payable to a relative of a stockholder, due on
  demand..............................................................      40,000      40,000
                                                                        ----------  ----------
                                                                        $  170,000  $  845,000
                                                                        ----------  ----------
                                                                        ----------  ----------

7. NOTES PAYABLE

    Notes payable represents a short-term loan from an insurance company. The unsecured note bears interest at 5.49% and is due on demand.

8. BANK LINE OF CREDIT

    The Company has a $2,000,000 revolving line of credit with a bank. The line of credit allows the Company to borrow up to 70% of eligible accounts receivable. Bank advances on the credit line are payable on demand. The Company is given the option to request advances at the bank's prime rate or 2% over the London Interbank Offered Rate (LIBOR). The credit line is secured by all accounts receivable, inventory, equipment and other assets. The credit line is guaranteed by the stockholders of the Company and an affiliated company up to $1,500,000 each. The line of credit agreement contains certain restrictions and covenants. The Company must maintain certain levels of working capital and net worth and maintain certain financial ratios. The line of credit agreement expires May 31, 1997. At December 31, 1995, $1,700,000 was outstanding. At December 31, 1996, no borrowings were outstanding under this agreement. The line of credit agreement has been extended for 90 days which expires on July 31, 1997.

                               COMPEL CORPORATION

9. LONG-TERM DEBT

    A summary of long-term debt as of December 31, 1995 and 1996 is as follows:

                                                                                             1995         1996
                                                                                          -----------  -----------
Prime rate plus 1.5% note payable with monthly installments of $2,136, due June 2003,
  secured by transportation equipment...................................................  $   150,970  $   139,637
8.9% note payable with monthly installments of $349, due August 1998, secured by
  transportation equipment..............................................................        9,912        6,467
6.9% note payable with monthly installments of $533, due November 1997, secured by
  transportation equipment..............................................................       12,701        5,668
London Interbank Offered Rate (LIBOR) plus 2%, note payable to a bank, with monthly installments of $50,000, plus interest, with the entire outstanding balance due in
  full in February 1996, secured by substantially all assets of the Company.............      300,000      --
Prime rate plus 1% note payable to a bank, payable with monthly installments of $7,333,
  plus interest, due May 1996, secured by substantially all assets of the Company.......       15,791      --
Capital lease obligations...............................................................      262,749      301,146
                                                                                          -----------  -----------
                                                                                              752,123      452,918
Less current portion of long-term debt..................................................     (458,086)    (130,656)
                                                                                          -----------  -----------
Long-term debt, excluding current portion...............................................  $   294,037  $   322,262
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    A summary of long-term debt matures as follows:

1997..............................................................  $  22,016
1998..............................................................     16,251
1999..............................................................     14,968
2000..............................................................     16,535
2001..............................................................     18,267
Thereafter........................................................     63,735
                                                                    ---------
                                                                    $ 151,772
                                                                    ---------
                                                                    ---------

10. COMMITMENTS AND CONTINGENCIES

    BUY/SELL AGREEMENT

    The Company has an agreement with its two stockholders which, upon the death of a stockholder, requires the Company to purchase the shares from the stockholder's estate. The purchase price of such shares has been defined in the Agreement and is covered by life insurance.

    LEGAL PROCEEDINGS

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                               COMPEL CORPORATION

11. BUSINESS AND CREDIT CONCENTRATIONS

    During the year ended December 31, 1995 and 1996, five and three customers accounted for approximately 31% and 29% of the Company's total revenues, respectively. Accounts receivable from these customers totaled $1,180,459 and $682,268 as of December 31, 1995 and 1996, respectively.

    During the year ended December 31, 1995 and 1996, two vendors accounted for approximately 45% and 43% of the Company's purchases, respectively. Accounts payable to these vendors totaled $337,902 and $767,908 as of December 31, 1995 and 1996, respectively.

12. RELATED PARTY TRANSACTIONS

    The stockholders of the Company own significant ownership in several affiliated companies. The principal business activities of the affiliated companies are to design, install, service and maintain data grade environmental conditioning systems; electrical contracting; and manufacturing data cabinets. The Company purchases materials and services, as well as sells materials and services to these affiliated companies.

    The Company is a guarantor of a line of credit totaling $100,000 and an equipment loan totaling $224,500 for an affiliated company.

    During 1995 and 1996, the Company sold approximately $71,000 and $89,000 in materials and services, charged $106,000 and $441,000 in corporate fees and expenses to affiliated companies, respectively. Additionally, the Company purchased $620,000 and $1,151,000 of materials and services from affiliated companies. Included in trade payables at December 31, 1995 and 1996 is $0 and $149,000, respectively, due to affiliated companies.

13. 401(K) RETIREMENT PLAN

    The Company sponsors a 401(k) retirement plan for the benefit of employees who are 21 years of age, have completed at least one year of service and elect to participate in the plan. The Company's management determines, at its discretion, the Company's annual contribution, if any, to the plan. The Company's annual contributions to the plan, if any, will be expensed in the year they accrue. The Company made no contributions to the plan during 1995 or 1996.

14. UNAUDITED INTERIM FINANCIAL INFORMATION

    The interim financial information for the nine month periods ended September 30, 1996 and 1997 have been prepared from the unaudited financial records of the Company and in the opinion of management, reflect all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
Astrid Offset Corporation

In our opinion, the accompanying balance sheet and the related statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Astrid Offset Corporation at July 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
February 6, 1998

                           ASTRID OFFSET CORPORATION

                                 BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             JULY 31,   OCTOBER 31,
                                                                                               1997        1997
                                                                                             ---------  -----------
                                                                                                        (UNAUDITED)
                                                      ASSETS
Cash.......................................................................................  $     481   $     412
Marketable securities......................................................................        916         904
Accounts receivable........................................................................        954       1,180
Prepaid expenses and other assets..........................................................         74         102
Inventory..................................................................................        241         237
                                                                                             ---------  -----------
      Total current assets.................................................................      2,666       2,835

Property and equipment, net................................................................      1,695       1,582
Other assets...............................................................................         22
                                                                                             ---------  -----------
      Total assets.........................................................................  $   4,383   $   4,417
                                                                                             ---------  -----------
                                                                                             ---------  -----------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current maturities, long-term debt.........................................................  $     422   $     271
Accounts payable...........................................................................         39         163
Accrued liabilities........................................................................        149          56
Due to officer.............................................................................         55          58
                                                                                             ---------  -----------
      Total current liabilities............................................................        665         548

Long-term debt.............................................................................      1,607       1,606
Deferred income taxes......................................................................        140         145
                                                                                             ---------  -----------
      Total liabilities....................................................................      2,412       2,299

Stockholder's equity:
  Common stock, no par value, 10 shares authorized, issued and outstanding.................         14          14
  Treasury stock...........................................................................     (1,064)     (1,064)
  Retained earnings........................................................................      3,021       3,168
                                                                                             ---------  -----------
      Total stockholder's equity...........................................................      1,971       2,118
                                                                                             ---------  -----------
                                                                                             ---------  -----------
      Total liabilities and stockholder's equity...........................................  $   4,383   $   4,417
                                                                                             ---------  -----------
                                                                                             ---------  -----------

   The accompanying notes are an integral part of these financial statements.

                           ASTRID OFFSET CORPORATION

                              STATEMENT OF INCOME

                                 (IN THOUSANDS)

                                                                                                  THREE MONTHS ENDED
                                                                                    YEAR ENDED       OCTOBER 31,
                                                                                     JULY 31,    --------------------
                                                                                       1997        1996       1997
                                                                                    -----------  ---------  ---------
                                                                                                     (UNAUDITED)
Sales.............................................................................   $  10,022   $   2,400  $   2,566
Cost of sales.....................................................................       5,850       1,306      1,378
                                                                                    -----------  ---------  ---------
  Gross profit....................................................................       4,172       1,094      1,188
Selling, general and administrative expenses......................................       1,819         370        419
                                                                                    -----------  ---------  ---------
  Operating income................................................................       2,353         724        769
Other (income) expense:
  Interest expense................................................................         252         123          6
  Interest income.................................................................         (74)        (10)        (9)
  Realized and unrealized (gains) losses..........................................        (257)        (69)        13
                                                                                    -----------  ---------  ---------
Income before taxes on income.....................................................       2,432         680        759
Provision for city income taxes...................................................          87          11         19
                                                                                    -----------  ---------  ---------
Net income........................................................................   $   2,345   $     669  $     740
                                                                                    -----------  ---------  ---------
                                                                                    -----------  ---------  ---------
Unaudited pro forma information (see Note 2):
  Income before provision for income taxes........................................   $   2,432   $     680  $     759
  Pro forma Provision for income taxes............................................         973         272        304
                                                                                    -----------  ---------  ---------
    Pro forma net income..........................................................   $   1,459   $     408  $     455
                                                                                    -----------  ---------  ---------
                                                                                    -----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                           ASTRID OFFSET CORPORATION

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                                                                                         TOTAL
                                                                      COMMON    TREASURY   RETAINED   STOCKHOLDER'S
                                                                       STOCK      STOCK    EARNINGS      EQUITY
                                                                     ---------  ---------  ---------  ------------
Balance, July 31, 1996.............................................  $      14  $  (1,064) $   2,798   $    1,748

  Net income.......................................................                            2,345        2,345
  Distributions....................................................                           (2,122)      (2,122)
                                                                     ---------  ---------  ---------  ------------
Balance, July 31, 1997.............................................         14     (1,064)     3,021        1,971
  Unaudited data:

  Net income.......................................................                              740          740
  Distributions....................................................                             (593)        (593)
                                                                     ---------  ---------  ---------  ------------
Balance, October 31, 1997 (unaudited)..............................  $      14  $  (1,064) $   3,168   $    2,118
                                                                     ---------  ---------  ---------  ------------
                                                                     ---------  ---------  ---------  ------------

   The accompanying notes are an integral part of these financial statements.

                           ASTRID OFFSET CORPORATION

                            STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                             THREE MONTHS ENDED
                                                                               YEAR ENDED       OCTOBER 31,
                                                                                JULY 31,    --------------------
                                                                                  1997        1996       1997
                                                                               -----------  ---------  ---------
                                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net income.................................................................   $   2,345   $     669  $     740
  Adjustments to net income to net cash provided by (used in) operating activities:
    Depreciation and amortization............................................         475          76        135
    Unrealized/realized (gain) loss on sale of marketable trading
      securities.............................................................        (257)        (69)        13
      Deferred income taxes..................................................          32           4          5
    Changes in operating assets and liabilities:
      Marketable trading securities..........................................           4          (1)        (1)
      Accounts receivable....................................................        (192)       (506)      (226)
      Prepaid and other assets...............................................         (54)        (42)       (28)
      Inventory..............................................................         (26)       (116)         4
      Accounts payable and accrued liabilities...............................        (155)        (98)        31
      Due to officer.........................................................          (3)                     3
                                                                               -----------  ---------  ---------
        Net cash provided by (used in) operating activities..................       2,169         (83)       676
                                                                               -----------  ---------  ---------
Cash flow from financing activities:
  Principal payments on long-term debt.......................................        (525)        (85)      (152)
  Distributions to stockholder...............................................      (2,122)       (391)      (593)
                                                                               -----------  ---------  ---------
        Net cash used in financing activities................................      (2,647)       (476)      (745)
                                                                               -----------  ---------  ---------
Net decrease in cash.........................................................        (478)       (559)       (69)
Cash and cash equivalents, beginning of year.................................         959         959        481
                                                                               -----------  ---------  ---------
Cash and cash equivalents, end of year.......................................   $     481   $     400  $     412
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
Supplemental disclosure of cash flow information:
  Cash paid for interest.....................................................   $      74   $      24  $      27
  Cash paid for taxes........................................................   $      54   $      13  $      11
Supplemental disclosure of non-cash transaction:
  Purchase of machinery and equipment for Note Payable.......................   $   1,550   $   1,550  $

   The accompanying notes are an integral part of these financial statements.

                           ASTRID OFFSET CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1. BUSINESS AND ORGANIZATION

    Astrid Offset Corporation (the "Company") is a manufacturer and wholesale vendor of sheet-fed offset printing and envelopes. The Company's sales are to trade customers primarily in the greater New York City area.

    On February 2, 1998, the Company entered into a Letter of Intent with U.S. Office Products Company ("U.S. Office Products") for the potential sale of Astrid Offset Corporation to U.S. Office Products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company's financial statements are prepared on the accrual basis of accounting, whereby revenues and related assets are generally recognized when products are completed and shipped and expenses and related liabilities are recognized when the obligations are incurred.

CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are depreciated using straight-line and accelerated methods over their estimated useful lives of three to seven years.

INCOME TAXES

    The Company has elected S-Corporation status as defined by the Internal Revenue Code and states whereby the stockholder is taxed on his proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company is subject to New York City income tax which has been appropriately reflected in the financial statements.

    Deferred income taxes are provided in recognition of timing differences between financial statements and tax reporting of income and expense items since the Company files its New York City income tax returns on a cash basis.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for

                           ASTRID OFFSET CORPORATION

                                 (IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Income Taxes", as if the Company had been subject to federal income taxes for the entire periods presented.

FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities as reflected in the financial statements approximates fair value because of the short-term maturity of these instruments. The carrying amounts of long-term debt approximates fair value.

MARKETABLE SECURITIES

    The Company's marketable securities consist of investments in certain equities and mutual funds and are classified as trading, accordingly, any realized or unrelated gains and losses are recorded in the period incurred.

UNAUDITED INTERIM FINANCIAL INFORMATION

    The interim financial information for the three month periods ended October 31, 1996 and 1997 has been prepared from the unaudited financial records of the Company and in the opinion of management, reflects all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and results of operations and of cash flows for the interim periods presented.

CONCENTRATIONS OF CREDIT RISKS

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations to reduce the risk of loss. At July 31, 1997, $515 of the accounts receivable balance relates to one customer and its subsidiaries.

    The Company maintains bank accounts at one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100. At July 31, 1997, the Company has no uninsured cash balances.

3. INVENTORY

    Inventory consists of the following:

                                                                                        JULY 31,
                                                                                          1997
                                                                                       -----------
Raw materials........................................................................   $     159
Work-in-process......................................................................          82
                                                                                            -----
                                                                                        $     241
                                                                                            -----
                                                                                            -----

                           ASTRID OFFSET CORPORATION

                                 (IN THOUSANDS)

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

Machinery and equipment.............................................  $   4,699
Furniture and fixtures..............................................         80
Computer equipment..................................................         64
Leasehold improvements..............................................        206
Delivery equipment..................................................         31
                                                                      ---------
                                                                          5,080
Accumulated depreciation............................................     (3,385)
                                                                      ---------
                                                                      $   1,695
                                                                      ---------
                                                                      ---------

    Depreciation expense for the year ended July 31, 1997 was $304.

5. LONG-TERM DEBT

    The long-term debt consists of the following:

                                                                                                           JULY 31,
                                                                                                             1997
                                                                                                           ---------
Instrument note to Summit Leasing Corp. payable in monthly installments of $9 including interest at 7.95%
  per annum. Note is collateralized by Komori Lithrone two-color press, with note maturing March
  1998. .................................................................................................  $      70
Installment note to Komar Leasing Corp. payable in monthly installments of $25 including interest at 8.9%
  per annum. Note is collateralized by Komori six-color press with the note maturing July 2004...........      1,385
Installment note to Emanuel Rosenbaum payable in monthly installments of $9 including interest at 10% per
  annum. The note matures October 1997. .................................................................         26
Note payable to Emanuel Rosenbaum due September 2000 with payment of interest only at 10% until September
  1997, monthly payments of $17 thereafter. Note is secured by treasury stock. ..........................        548
                                                                                                           ---------
                                                                                                               2,029
Current maturities.......................................................................................        422
                                                                                                           ---------
                                                                                                           $   1,607
                                                                                                           ---------
                                                                                                           ---------

                           ASTRID OFFSET CORPORATION

                                 (IN THOUSANDS)

5. LONG-TERM DEBT (CONTINUED)
    Principal payments required under long-term debt obligations are as follows:

1998................................................................  $     422
1999................................................................        372
2000................................................................        409
2001................................................................        268
2002-2004...........................................................        558
                                                                      ---------
                                                                      $   2,029
                                                                      ---------
                                                                      ---------

6. LEASE COMMITMENTS

    In June 1997, the Company entered into a lease agreement for its primary office facility. The lease terms requires annual payments of $384 (or $32 monthly) through 2007.

7. RELATED PARTY TRANSACTIONS

    The Company's stockholder is the trustee for the profit sharing plan maintained by the Company.

    The Company's largest customer, United Envelope, is a subsidiary of U.S. Office Products Company and represents $515 of the Company's July 31, 1997 accounts receivable balance.

8. TREASURY STOCK

    In September 1990, the Company purchased common stock in the amount of $1,064 from its former stockholder. The Company has a note outstanding in connection with this treasury stock purchase.

9. EMPLOYEE BENEFIT PLAN

    In April 1991, the Company established a profit sharing plan. Contributions by the Company are discretionary and cannot exceed 15% of the total plan compensation of all participants.

10. SUBSEQUENT EVENTS

    SHAREHOLDER DISTRIBUTIONS

    Shareholder distributions of $595 were made during the period of November 1, 1997, through January 31, 1998.

    SALE OF THE COMPANY (UNAUDITED)

    On February 26, 1998, the Company and its shareholder entered into a definitive agreement with U.S. Office Products Company ("U.S. Office Products") pursuant to which the Company was acquired by U.S. Office Products. All outstanding shares of the Company were exchanged for cash.